SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                                           Exhibit 25.2
                             ______________________
                                    FORM T-1
                             ______________________



                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                             ______________________


    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2)________


                             ______________________


                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                  New York                               13-5459866
       (Jurisdiction of incorporation                 (I.R.S. employer
        if not a U.S. national bank)                 identification No.)

            114 West 47th Street                            10036
             New York, New York                          (Zip Code)
           (Address of principal
             executive offices)

                            Triton Energy Corporation
               (Exact name of obligor as specified in its charter)

                   Texas                                 75-1151855
      (State or other jurisdiction of                (I.R.S. employer
       incorporation or organization)               identification No.)

       6688 North Central Expressway                     75206-9926
                 Suite 1400                              (Zip Code)
               Dallas, Texas
  (Address of principal executive offices)

                             ______________________

                                 Debt Securities
                       (Title of the indenture securities)

                                     GENERAL


1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
                    York (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

3, 4, 5, 6, 7, 8 ,9, 10, 11, 12, 13, 14, and 15.

     Triton Energy Corporation currently is not in default under any of its outstanding securities under which the applicant is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form
     T-1 are not required under General Instruction B.

16.  List of Exhibits.

     T-1.1     -    "Chapter 204, Laws of 1853, An Act to Incorporate the
                    United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the
                    Trust Indenture Act of 1939 (Registration No. 2221291).

     T-1.2     -    The trustee was organized by a special act of the New York
                    Legislature in 1853 prior to the time that the New York
                    Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New
                    York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

     T-1.3     -    The authorization of the trustee to exercise corporate
                    trust powers is contained in the Charter (Exhibit T-1.1).

     T-1.4     -    The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939
                    (Registration No. 2221291).

     T-1.6     -    The consent of the Trustee required by Section 321(b) of
                    the Trust Indenture Act of 1939.

     T-1.7     -    A copy of the latest report of condition of the Trustee
                    published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of October 17, 1994 the trustee has 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility and qualification, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.





Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York on the 17th day of October, 1994.

United States Trust Company of
  New York, Trustee


By: /s/ John C. Stohlmann
    John C. Stohlmann
    Authorized Signatory

                                                                 Exhibit T-1.6


              The consent of the trustee required by Section 321(b)
                                   of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY  10036



March 31, 1992


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK


By: /s/ Gerard F. Garey
    Gerard F. Garey
    Senior Vice President

                                 Reprinted from
                        American Banker, August 16, 1994



                       Consolidated Report of Condition of

                     United States Trust Company of New York

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
                                                            ----------------
                                                             (In Thousands)
ASSETS
Cash and balances due from depository institutions
 a. Noninterest-bearing balances and currency and coin  . .      $  290,519
 b. Interest-bearing balances   . . . . . . . . . . . . . .          50,000
Securities:
 Held-to-maturity securities  . . . . . . . . . . . . . . .         450,023
 Available-for-sale securities  . . . . . . . . . . . . . .       1,002,242
Federal funds sold and securities purchased under
 agreements to resell in domestic offices of
 the bank and of its Edge and Agreement subsidiaries,
  and in IBFs:                                                            0
 a. Federal funds sold  . . . . . . . . . . . . . . . . . .           5,000
 b. Securities purchased under agreements to resell   . . .               0
Loans and loans financing receivables:
 a. Loans and leases, net of unearned income   . . . . . .        1,456,949
 b. LESS:  Allowance for loan and lease losses  . . . . . .          12,399
 c. LESS:  Allowance transfer tax reserves  . . . . . . . .               0
 d. Loans and leases, net of unearned income,
      allowance and reserve                                       1,444,550
Assets held in trading accounts . . . . . . . . . . . . . .               0
Premises and fixed assets (including capitalized leases)  .          97,105
Other real estate owned . . . . . . . . . . . . . . . . . .          10,865
Investments in unconsolidated subsidiaries and
  associated companies . . . . . . . . . . . . . . . . . . .            957
Customers' Liability to this bank on acceptances
  outstanding  . . . . . . . . . . . . . . . . . . . . . . .              0
Intangible assets . . . . . . . . . . . . . . . . . . . . . .         1,465
Other assets  . . . . . . . . . . . . . . . . . . . . . . . .       113,680
                                                                 ----------
 Total Assets   . . . . . . . . . . . . . . . . . . . . . . .    $3,466,386
                                                                 ==========

LIABILITIES
Deposits:
 a. In domestic offices   . . . . . . . . . . . . . . . . . . .   2,161,830
  (1) Noninterest bearing   . . . . . . . . . . . . . . . . . .   1,098,376
  (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . .   1,063,454
 b. In foreign offices, Edge and Agreement subsidiaries,
      and IBFs .  . . . . . . . . . . . . . . . . . . . . . . .       7,636
  (1) NonInterest bearing   . . . . . . . . . . . . . . . . . .           0
  (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . .       7,636

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
 a. Federal funds purchased   . . . . . . . . . . . . . . . . .     933,170
 b. Securities sold under agreements to repurchase  . . . . . .       3,672
Demand notes issued to the U.S. Treasury  . . . . . . . . . . .           0
Trading Liabilities . . . . . . . . . . . . . . . . . . . . . .           0
Other borrowed money:
 With original maturity of one year or less   . . . . . . . . .      73,049
 With original maturity of more than one year   . . . . . . . .           0
Mortgage Indebtedness and obligations under capitalized leases        1,639
Bank's Liability on acceptances executed and outstanding  . . .           0
Subordinated notes and debentures . . . . . . . . . . . . . . .      12,453
Other liabilities . . . . . . . . . . . . . . . . . . . . . . .      81,856
                                                                 ----------
 TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . .   3,275,305

Limited-Life preferred stock and related surplus  . . . . . . .           0
                                                                 ----------

EQUITY CAPITAL
Perpetual preferred stock and related surplus . . . . . . . . .           0
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . .      14,995
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41,500
Undivided profits and capital reserve . . . . . . . . . . . . .     138,377
Net unrealized holding gains (losses) on
  available-for-sale securities  . . . . . . . . . . .               (3,791)
Cumulative foreign currency translation adjustments . . . . . .            0
                                                                  ----------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .      191,081
                                                                  ----------
 TOTAL LIABILITIES AND EQUITY CAPITAL   . . . . . . . . . . . .   $3,486,386
                                                                  ==========

                 I, DANIEL M. CLAVIN, SENIOR VICE PRESIDENT of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Daniel M. Clavin, SVP
                                                   July 28, 1994

                 We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                   H. MARSHALL SCHWARZ, Trustee
                                                   JEFFREY B. MAURER, Trustee
                                                   FREDERICK S. WONHAM, Trustee